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                                                                      Exhibit 17

                                  VINCENT TESE
                         C/O BEAR, STEARNS & CO., INC.
                          245 PARK AVENUE - 19TH FLOOR
                               NEW YORK, NY 10167




                                             February 24, 1998



Mr. Jeffery Schwartz, CEO
Quintel Entertainment
One Blue Hill Plaza - 5th Floor
Pearl River, NY 10965


Dear Jeff:

As per our conversation of several weeks ago, I am in the process of launching a new business. In addition, I am presently on the Board of five business corporations and three charitable ones and I must start limiting my activities. Therefore, I decided I must resign as a Director of Quintel effective immediately.

I wish you every success and continued good fortune.

With kind regards,


                                             Sincerely,

                                             /s/ Vincent Tese
                                             -----------------------------------
                                                 Vincent Tese